Exhibit 10.3
VANGUARD GUARANTY
          VANGUARD GUARANTY (as amended, modified or supplemented from time to time, this “Guaranty”), dated as of January 29, 2010, made by and among the undersigned guarantor (the “Guarantor”) in favor of Bank of America, N.A., as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
          WHEREAS, Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, and the other parties thereto, have entered into a Credit Agreement, dated as of January 29, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and the Collateral Agent and each other Agent are herein called the “Lender Creditors”):
          WHEREAS, VHS Holdco I and its Subsidiaries may at any time and from time to time enter into one or more Secured Hedge Agreements with one or more Hedge Banks;
          WHEREAS, VHS Holdco I and one or more Subsidiaries of VHS Holdco I may incur Cash Management Obligations from one or more Cash Management Banks;
          WHEREAS, the Guarantor is the indirect parent of the Borrower;
          WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and
          WHEREAS, the Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement, the entering into of Secured Hedge Agreements and the entering into of agreements in connection with Cash Management Obligations and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in connection with Cash Management Obligations;
          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

          1. The Guarantor irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all of its Obligations. The Guarantor understands, agrees and confirms that this Guaranty is a guarantee of payment and not of collection, and that the Secured Creditors may enforce this Guaranty up to the full amount of the Obligations against the Guarantor without proceeding against the Borrower, or against any security for the Obligations, or under any other guaranty covering all or a portion of the Obligations.
          2. Additionally, the Guarantor unconditionally, absolutely and irrevocably, guarantees the payment of any and all Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10A.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably promises to pay such Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.
          3. The liability of the Guarantor hereunder is primary, absolute, and unconditional and is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor of, or of any other party as to, the Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Obligations or of any security therefor.
          4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the maximum extent permitted by law, operate to toll the statute of limitations as to the Guarantor.
          5. The Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any other guarantor, or the Borrower) and the Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.
          6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations or liabilities of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
     (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including, without limitation, any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, increased, renewed or altered;
     (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
     (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof, any other guarantor of the Borrower or others or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, other guarantors of the Obligations, the Borrower, or other obligors;
     (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;
     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, any Secured Hedge Agreements, any documentation relating to any Cash Management Obligations, the Credit Documents, or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any Secured Hedge Agreements, any documentation relating to any Cash Management Obligations, the Credit Documents or any of such other instruments or agreements; and/or
     (h) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.
          7. No invalidity, illegality, irregularity or unenforceability of all or any part of the Obligations, the Credit Documents or any other agreement or instrument relating to the Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty (other than the defense of payment in full in cash of the Obligations), and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Obligations.
          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
          9. (a) The Guarantor waives any right (except as shall be required by applicable Law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other guarantor of the Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Obligations or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Obligations or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Secured Creditors may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable Law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid.
          (b) The Guarantor waives (except as shall be required by applicable statute or law and cannot be waived) all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding any of the aforementioned circumstances or risks.
          10. The Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of the Guarantor. It is understood and agreed that the agreement in this Section 10 is among and solely for the benefit of the Secured Creditors.
          11. The Guarantor hereby represents and warrants that the representations and warranties set forth in Section 7 of the Credit Agreement as they relate to the Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
          12. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent, the Administrative Agent and each Secured Creditor in connection with the enforcement of this Guaranty and the protection of the Secured Creditors’ rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by the Collateral Agent, the Administrative Agent and each Secured Creditor).
          13. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.
          14. Subject to Section 20 hereof, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of the Collateral Agent and any consents required by the Credit Agreement.

          15. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Secured Creditor acknowledges and agrees that the provisions set forth in this Section 16 are subject to the sharing provisions set forth in Section 14.06 of the Credit Agreement.
          16. Except as otherwise specified herein, all notices, requests, demands or other communications pursuant hereto shall be in writing and given as provided in Section 14.03 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it in care of the Borrower at the Borrower’s address as provided in Section 14.03 of the Credit Agreement.
          17. If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Secured Hedge Agreement, any documentation relating to any Cash Management Obligations or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          18. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the County of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process in any action or proceeding arising out of or relating to this Guaranty in the manner provided for notices (other than telecopier) in section 14.03 of the Credit Agreement. Nothing herein shall affect the right of any of the parties hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.
     (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (c) THE GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          19. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in the event that the Guarantor is released from its guarantees of the New Senior Unsecured Notes, the Guarantor shall (immediately after the effectiveness of the releases described above) be released from this Guaranty automatically and without further action and this Guaranty shall terminate, and have no further force or effect; provided that if the Guarantor subsequently guarantees the New Senior Unsecured Notes, this Guaranty shall automatically be reinstated and the Guarantor shall execute such documentation reasonably acceptable to the Collateral Agent evidencing such reinstatement.
          20. (A) THE GUARANTOR HEREBY ACKNOWLEDGES AND AFFIRMS THAT IT UNDERSTANDS THAT TO THE EXTENT THE OBLIGATIONS ARE SECURED BY REAL PROPERTY LOCATED IN THE STATE OF CALIFORNIA, THE GUARANTOR SHALL BE LIABLE FOR THE FULL AMOUNT OF THE LIABILITY HEREUNDER NOTWITHSTANDING FORECLOSURE ON SUCH REAL PROPERTY BY TRUSTEE SALE OR ANY OTHER REASON IMPAIRING THE GUARANTOR’S, THE COLLATERAL AGENT’S OR ANY SECURED CREDITORS’ RIGHT TO PROCEED AGAINST THE BORROWER OR ANY OTHER GUARANTOR OF THE OBLIGATIONS.
          (B) THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS AND BENEFITS UNDER SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE GUARANTOR HEREBY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR ANY OTHER PROVISION HEREOF, ALL RIGHTS AND BENEFITS WHICH MIGHT OTHERWISE BE AVAILABLE TO THE GUARANTOR UNDER SECTIONS 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 AND 3433 OF THE CALIFORNIA CIVIL CODE.

          (C) THE GUARANTOR WAIVES ITS RIGHTS OF SUBROGATION AND REIMBURSEMENT AND ANY OTHER RIGHTS AND DEFENSES AVAILABLE TO THE GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, OF THE CALIFORNIA CIVIL CODE, INCLUDING, WITHOUT LIMITATION, (1) ANY DEFENSES THE GUARANTOR MAY HAVE TO THIS GUARANTY BY REASON OF AN ELECTION OF REMEDIES BY THE COLLATERAL AGENT OR THE SECURED CREDITORS AND (2) ANY RIGHTS OR DEFENSES THE GUARANTOR MAY HAVE BY REASON OF PROTECTION AFFORDED TO THE BORROWER PURSUANT TO THE ANTIDEFICIENCY OR OTHER LAWS OF CALIFORNIA LIMITING OR DISCHARGING THE BORROWER’S INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, SECTION 580a, 580b, 580d OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. IN FURTHERANCE OF SUCH PROVISIONS, THE GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE COLLATERAL AGENT OR THE SECURED CREDITORS, EVEN THOUGH THAT ELECTION OR REMEDIES, SUCH A NONJUDICIAL FORECLOSURE DESTROYS THE GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE BORROWER BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.
          (D) THE GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH ABOVE IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT IF ANY OF SUCH WAIVERS ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS SHALL BE EFFECTIVE ONLY TO THE MAXIMUM EXTENT PERMITTED BY LAW.
          22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
          23. All payments made by the Guarantor hereunder will be made without set-off, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.
          24. The Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar applicable Federal or state law. To effectuate the foregoing intention, the Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Obligations guaranteed by the Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among the Guarantor and any other guarantor of the Obligations, result in the Obligations of the

Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
* * *

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

VANGUARD HEALTH SYSTEMS, INC., as the Guarantor
By:	/s/ Phillip W. Roe
	Name:	Phillip W. Roe
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Vanguard Guaranty]

Accepted and Agreed to:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Charles Graber Title: Vice President
[Vanguard Guaranty]